Exhibit 10.6

Contract for Incubation of Heilongjiang E-Commerce Technological

Enterprises in the Incubator

Contract No.: [20171120]

Signed at: Harbin Intelligent Electric and Optical Equipment Co., Ltd.

Contact person: SUN Jing

Signed on: Nov. 20, 2017

Party A: Harbin Intelligent Electric and Optical Equipment Co., Ltd.

Domicile: No. 2305, Technology Chuangxincheng, Gaoxin Jishu Chanye Technology

Development District, Harbin City, Heilongjiang Province

Zip code: 150090

Legal representative: XU Zhongping

Mobile phone: 185 4513 3336

Party B: Heilongjiang Tianci Liangtian Agricultural Technology Development Co., Ltd.

Domicile: 6th Floor A, Chuangxin Yilu, No. 2305, Technology Chuangxincheng, Gaoxin

Jishu Chanye Technology Development District, Harbin City, Heilongjiang

Province

Zip code: 150090

Legal representative: SHEN Zhenai

Mobile phone: 147 6345 9947

In order to transform the achievements of scientific and technological innovation into social productivity quickly and efficiently, and cultivate small- and medium-sized technological enterprises which could realize successful entrepreneurship and fast growth, Party A will provide incubation site, establish technological enterprise incubator, and attract high-tech enterprises (projects) and talents to participate in incubation. Party B meets Party A’s incubation conditions, and is willing to apply for the incubation. After friendly negotiation, the Parties have reached the following contract.

I. Incubation site, period, site use fee and relevant expenses:

1. The incubation site is located at 6th Floor A, Chuangxin Yilu, No. 2305, Technology Chuangxincheng, Gaoxin Jishu Chanye Technology Development District, Harbin City, Heilongjiang Province, and the area used is 666m2.

2. The incubation period is from Nov. 20, 2017 to Dec. 5, 2018 (wherein, during the period of from Nov. 20, 2017 to Dec. 5, 2017, the rent is exempted).

3. During the incubation period, Party B shall pay Party A the incubation site use fee, property service charge, heating fee, consulting service charge, and central air conditioning use fee. The amounts are as shown below:

The incubation site use fee is RMB1.36/ m2/ day, the total amount is RMB330,602.40, and the paid-in amount is RMB290,000.00. The fee is the price after the preferential discount. Where Party B withdraws from the incubation in advance, the remained fee shall not be refunded (including the heating fee, air conditioning fee, property management fee, elevator fee, and security fee, etc.);

The consulting service charge is RMB0/ m2/ month, and the annual fee is RMB0;

The expense of the whole year shall be: RMB (in words) two hundred and ninety thousand Yuan only (RMB290,000.00).

4. After receiving the money, Party A shall provide Party B with the invoice of the service charge, and also, Party A shall undertake corresponding taxes.

5. Mode and period of payment

The mode of payment is annual payment, and the total amount is RMB (in words) two hundred and ninety thousand Yuan only (RMB290,000.00).

6. When signing the Agreement, Party B shall pay an earnest money of RMB100,000, or the Leasing Agreement shall be invalid. Where Party B does not pay the full amount of rent within ten (10) days after the Contract is signed, Party A shall have the right to confiscate the earnest money, and to cancel the Leasing Agreement.

7. The foregift money for the leasing shall be RMB10,000 (amount in words: total ten thousand RMB Yuan only), shall be paid together with the house rent, and shall be refunded when Party B moves out.

8. The first installment payment shall be made within ten (10) days after the Contract is signed. Party B shall deposit or transfer the accounts payable in or into Party A’s specified bank account in the form of cash or cheque. After the money enters into the account, Party B may move in. Within one (1) month before the expiry of the expense for the previous year, Party B shall deposit or transfer the accounts payable for the next period in or into Party A’s specified bank account by the same means.

 Information on Party A’s bank account:

 Bank of deposit: China Merchants Bank Co, Ltd. Harbin Cultural Palace Subbranch

 Account name: Harbin Intelligent Electric and Optical Equipment Co., Ltd.

 Account number: 4519 0322 1210 102

II. Obligations of Party A

1. Party A shall coordinate external relationship, and guarantee the normal operation of the basic supporting facilities such as water, electricity, air conditioning, etc.

2. Party A shall provide relevant technological intermediary services and various agent and acting services for Party B.

3. Party A shall keep Party B’s technical secrets and business secrets.

4. Party A shall organize Party B to participate in various technological activities, such as training, conference, exhibition, etc.

III. Obligations of Party B

1. Party B shall observe national laws and rules, and deal with lawful research, development, production and operation activities.

2. Party B shall observe the management systems about the technological enterprise incubator of Heilongjiang E-Commerce Headquarters Base.

3. Party B shall pay various expenses on time.

4. Party B shall protect the buildings and affiliated facilities at the incubation site. Do not change building structure and affiliated facilities at random. Obtain the prior written consent of Party A before the implementation of necessary decoration.

5. Party B shall provide Party A with the authentic, reliable, and accurate project progress, operation status, and relevant statistical sheets of the last month on schedule (before the 5th day of every month).

IV. Rights of Party A

1. Party A may make clear Party B’s real research and development, production, operation, and financial standing regularly.

2. Where discovering illegal business operation, Party A may send a warning to Party B. Where Party B cannot be persuaded or has serious problems, Party A may report to relevant department, and terminate the Contract.

3. Where Party A discovers that, Party B remains stagnant in research and development work, or does a poor job in operation and management, Party A shall have the right to point out relevant problems, and to require Party B to make rectifications within a limited period.

4. Where Party B delays the payment of various expenses, Party A may take relevant measures to dun for the payment.

V. Rights of Party B

1. Party B may refuse any examination, acceptance, appraisal and comparison, and amortization, etc. except for the examination and acceptance clearly regulated in writing by the government.

2. With the prior written consent of Party A, Party B may carry out necessary decoration at the incubation site.

3. Party B’s independent management right shall not be infringed, and Party B shall make decisions independently on the enterprise’s management on personnel affairs, financial affairs, production, marketing, technology, market, and planning, etc.

VI. Liability for breach of contract

1. Where Party B fails to pay various expenses in a timely and full-amount way according to the provisions of the Contract, Party B shall be deemed to breach the Contract, and Party B shall not only pay the full amount of such expenses in time, but also pay Party A the late fee equivalent to 0.05% of the total expenses owed. Where Party B delays the payment by more than three (3) months, Party A shall have the right to terminate the Contract. After the Contract is terminated, Party B shall still pay Party A all the expenses owed and the late fee.

2. Where Party A cannot guarantee the normal operation of various supporting facilities and equipment at the incubation site, and so Party B’s normal work is affected, Party B may refuse the payment of relevant expenses, until the facilities and equipment restore the normal operation. Where Party B suffers from economic losses arising from hereof, Party A shall be responsible for the compensation.

3. Where Party B deals with illegal activities, Party A shall have the right to restrain Party B, until the Contract is terminated. Where Party A suffers from economic losses arising from hereof, Party B shall make the compensation.

4. Where Party B changes the structure of real estate at random without Party A’s prior written consent, Party A shall have the right to restrain Party B, until the Contract is terminated. Also, Party A shall have the right to require Party B to restore the original shape of the real estate changed by Party B. Where Party A suffers from losses arising from hereof, Party B shall make the compensation.

5. Where Party B breaches regulations or carries out operation by violating rules, and so induces the damages of real estate, facilities and equipment, or arouses fire disaster, flood or other potential safety hazards, Party B shall be responsible for the repair. Where Party A or other enterprise suffers from economic losses, Party B shall make the compensation.

6. Where within the contract period, either party requires termination of the Contract unilaterally, the party proposing the termination of the Contract shall notify the other party in writing one (1) month ahead. With the prior written consent of the other party, the Parties may terminate the Contract. Where the Parties agree to terminate the Contract, the proposing party shall pay the other party the penalty equivalent to 5% of the total contract price.

7. Where the Contract cannot be implemented continuously for reason of force majeure, the Parties shall assume losses respectively.

VII. For the matters not mentioned herein, the Parties may negotiate to solve such matters or may sign a supplementary contract separately. The supplementary contract and the Contract shall have the same legal force.

VIII. Where within the contract period, any disputes occur between the Parties, they shall try to solve the disputes through negotiation. Where the negotiation fails, either party may lodge a complaint to the People’s Court at the place where the real estate locates, aiming to solve the disputes through judgment.

IX. The Contract is made in two (2) copies, with each party sharing either one (1) copy of them.

Party A (Signature): XU Zhongping	Party B (Signature): SHEN Zhenai
Harbin Intelligent Electric and Optical Equipment Co., Ltd. With the Special Seal for Contract of Harbin Intelligent Electric and Optical Equipment Co., Ltd. (High-Tech Development Zone) Nov. 20, 2017	Heilongjiang Tianci liangtian Agricultural Technology Development Co., Ltd. With the Seal of Heilongjiang Tianciliangtian Agricultural Technology Development Co., Ltd. Nov. 20, 2017